As filed with the Securities and Exchange Commission on September 8, 2017

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

American Software, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Georgia	58-1098795
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

(Address and Zip Code of Principal Executive Offices)

AMERICAN SOFTWARE, INC. 2011 EQUITY COMPENSATION PLAN

(Full title of the Plan)

Sam D. Chafetz, Esq.

Andrew Yonchak, Esq.

Baker, Donelson, Bearman, Caldwell & Berkowitz, P.C.

First Tennessee Building

165 Madison Avenue, Suite 2000

Memphis, Tennessee 38103

(901) 577-2148

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Vincent C. Klinges

American Software, Inc.

470 East Paces Ferry Road, N.E.

Atlanta, Georgia 30305

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financing accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(3)	Amount of Registration Fee
Class A Common Shares, Par Value $.10	$1,000,000(4)	$11.02	$11,020,000	$1,277.22

1.	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 shall also cover an indeterminate number of shares of Class A Common Stock that may be offered or issued under the American Software, Inc. 2011 Equity Compensation Plan (as amended, the “2011 Plan”), by reason of stock splits, stock dividends or similar transaction.
2.	Based upon the average of the high ($11.09) and low ($10.95) prices of the Class A Common Shares reported on the Nasdaq Global Select Market on September 6, 2017, which date is within five business days prior to the filing of this registration statement on Form S-8.
3.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h).
4.	Represents an additional 1,000,000 shares of Class A Common Stock issuable under the 2011 Plan.

INTRODUCTION

This Registration Statement on Form S-8 is filed by American Software, Inc., a Georgia corporation (the “Registrant”), and relates to an additional 1,000,000 shares of Class A common stock, par value $.10, of the Registrant issuable under the American Software, Inc. 2011 Equity Compensation Plan (as amended, the “2011 Plan”).

STATEMENT PURSUANT TO GENERAL INSTRUCTION E

In accordance with General Instruction E to Form S-8, the contents of the Registration Statements filed by the Registrant with the Securities and Exchange Commission (File No. 333-1168943, 333-191664, 333-206584 and 333-213402) with respect to securities offered pursuant to the 2011 Plan are hereby incorporated by reference herein, except for Item 8 of Part II, which is revised as set forth below.

Item 8.	Exhibits.

The exhibits listed in the Exhibit Index that immediately follows the signature page to this Registration Statement are incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Atlanta, State of Georgia, on September 8, 2017.

AMERICAN SOFTWARE, INC.

By:	/s/ James C. Edenfield
James C. Edenfield, Executive Chairman, Treasurer and Director (Principal Executive Officer)

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints H. Allan Dow and Vincent C. Klinges, or either of them, his attorney-in-fact, in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Capacity	Date

/s/ James C. Edenfield James C. Edenfield	Executive Chairman, Treasurer and Director (Principal Executive Officer)	September 8, 2017

/s/ J. Michael Edenfield J. Michael Edenfield	Director	September 8, 2017

/s/ W. Dennis Hogue W. Dennis Hogue	Director	September 8, 2017

/s/ Matthew G. McKenna Matthew G. McKenna	Director	September 8, 2017

/s/ James B. Miller, Jr. James B. Miller, Jr.	Director	September 8, 2017

/s/ Thomas L. Newberry, V Thomas L. Newberry, V	Director	September 8, 2017

/s/ Vincent C. Klinges Vincent C. Klinges	Chief Financial Officer (Principal Financial Officer)	September 8, 2017

/s/ Bryan Sell Bryan Sell	Controller (Principal Accounting Officer)	September 8, 2017

EXHIBIT INDEX

Exhibit No.	Description of Exhibits

4.1	American Software, Inc. 2011 Equity Compensation Plan, as amended (incorporated by reference to Appendix A to the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on July 27, 2017)

5.1*	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC, regarding legality

23.1*	Consent of KPMG LLP, independent registered public accounting firm

23.2*	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

24.1*	Power of attorney (included on signature page)

* Filed herewith